EXHIBIT 10.1
AMENDMENT NO. 2
TO
EMPLOYMENT AGREEMENT
     The EMPLOYMENT AGREEMENT entered into by and between Apollo Group, Inc. (the “Company”) and Gregory Cappelli (the “Executive”), dated March 31, 2007 and amended effective January 1, 2009 (as amended, the “Agreement”), is hereby further amended effective April 24, 2009, as follows:
1. Section 2 of the Agreement is hereby amended to read in its entirety as follows:
(a) Position. (i) The Executive will be employed as, and hold the title of, the Company’s Co-Chief Executive Officer (“Co-CEO”). The Executive and the Company’s other Co-CEO shall have primary responsibility for the implementation and execution of the Company’s strategic business plans and objectives as approved from time to time by the Company’s Board of Directors (the “Board”). The Executive, together with and the Company’s other Co-CEO, shall have the authority and responsibilities of the position of Chief Executive Officer (“CEO”) as allocated between them in the attached Exhibit 1. The authority and responsibilities contained in Exhibit 1 may be altered by the Board from time to time if in its reasonable judgment the change is necessary to assure a proper and effective organizational allocation of duties and responsibilities of the CEO position between the Co-CEOs; provided, however, that any such subsequent change in the duties and responsibilities of the Executive, without his consent, that results in a material reduction of his duties and responsibilities shall constitute grounds for a Good Reason termination. The Executive shall also have such additional duties and responsibilities as directed and approved from time to time by the Board. The Executive shall have the responsibility and duty to work with and coordinate with the Company’s other Co-CEO. The Executive shall report directly to the Board and shall have all the authority needed to perform the duties and undertake the responsibilities of his position. The Executive will be a member of the Board Chairman’s Cabinet and shall be involved in all the Company’s major strategic decisions relating to the scope of his responsibilities. The Executive will have the authority to hire appropriate personnel as may be needed to carry out his duties.
  ii) Any disagreements between the Co-CEOs shall be resolved by the Executive Committee and that Committee’s decision shall be final.
      (x) For purposes of this function of the Executive Committee, the Executive Committee shall be chaired by John G. Sperling or, in his absence, by Peter V. Sperling, in each case for so long as he is a member of the Board. In connection with all other business of the Executive Committee, the Co-CEOs will generally share the chairmanship of the Committee with each Co-CEO chairing every other regular meeting of the Committee.
       (y) The composition of the Executive Committee shall not be changed without the approval of the Board and a majority of the then serving Executive Committee members. Any changes made to the membership of the Executive Committee (other than as a result of a member ceasing employment with the Company) without prior Board approval will automatically and immediately suspend the delegation of the dispute resolution set forth herein, and the Board will resolve all management disputes between the Co-CEOs until it has approved the membership of the Executive Committee.
(iii) For so long as Executive is serving as a Co-CEO, Executive shall be deemed to be a Principal Executive Officer for purposes of the Company’s filings with the Securities and Exchange Commission, including periodic reports and other filings under the Securities Exchange Act of 1934, as amended.
(b) Board Membership. The Company acknowledges that the Executive currently serves as a member of the Board. The Company shall, during the remainder of the Term, use its best efforts to have the Executive nominated for election and re-election as a Board member at all meetings of the Company’s Class B shareholders held during the Term at which Board members are to be elected.
(c) Obligations. The Executive shall devote his full business time and attention to the business and affairs of the Company. During the term of this Agreement, the Executive shall not engage in any other employment, service or consulting activity without the prior written approval of the Board. The foregoing, however, shall not preclude the Executive from (i) serving on any corporate, civic or charitable boards or committees on which the Executive is serving on the Commencement Date, provided those positions are listed in attached Schedule I, or on which he commences service following the Commencement Date with the prior written approval of the Board or (ii) managing personal investments, so long as such clause (i) and (ii) activities do not interfere with the performance of the Executive’s responsibilities hereunder.
(d) Change in Co-CEO. If the Company’s other Co-CEO ceases to be employed by the Company as Co-CEO, the Board may either appoint the Executive as the sole CEO of the Company or may, in consultation with the Executive, appoint a replacement for the Company’s other Co-CEO. If the Executive is not appointed the sole CEO, the Board will give the Executive written notice of any tentative decision to appoint a specified individual as Co-CEO before announcement and employment of that new Co-CEO. The Executive shall have five (5) business days from receipt of such written notice in which to submit his notice of termination. Said notice shall be effected in accordance with Paragraphs 7(c) and 7(e) and shall be deemed a Notice of Termination for Good Reason for purposes of Paragraph 8(b), but no Preliminary Notice of Good Reason or waiting period prior to the effectiveness of such Notice of Termination shall be required under Paragraph 7(c) as a condition to the effectiveness of such notice, and such termination shall accordingly be effective immediately upon the Company’s receipt of the notice of termination. Failure of the Executive to provide the above notice of termination within the applicable five (5) day period shall be deemed an acceptance of the new Co-CEO, and thereafter the Executive will not have the right to assert that the appointment of the new Co-CEO constitutes grounds for a Good Reason termination hereunder. If Executive becomes the sole CEO, he shall continue to report directly to the Board, with such duties, responsibilities and authorities as are commensurate with such position, and any allocation of responsibilities set forth in attached Exhibit 1 shall cease to apply. The appointment of the Executive as sole CEO shall not be considered Good Reason under Section 7.
2. Section 3(a) of the Agreement is hereby amended in its entirety to read as follows:
(a) Base Salary. The Company agrees to pay or cause to be paid to the Executive an annual base salary at the rate of $600,000 less applicable withholding. This base salary will be subject to annual review and may be increased from time to time by the Compensation Committee of the Board of Directors (the “Compensation Committee”) upon consideration of such factors as the Executive’s responsibilities, compensation of similar executives within the Company and in other companies, performance of the Executive and other pertinent factors. The Executive’s annual rate of base salary, as it may be increased from time to time, will be hereinafter referred to as the “Base Salary”. Such Base Salary will be payable in accordance with the Company’s customary practices applicable to its executives.
     3. Except as modified by this Amendment, all the terms and provisions of the Agreement shall continue in full force and effect.
     IN WITNESS WHEREOF, Apollo Group, Inc. has caused this Amendment to be executed on its behalf by its duly-authorized officer on the date indicated below, and the Executive has executed this Amendment on the date indicated below.

GREGORY CAPPELLI		APOLLO GROUP, INC.

/s/ Gregory Cappelli		By:	/s/ Joseph L. D’Amico

Date:	April 24, 2009	Title:	President and Chief Operating Officer

		Date:	April 24, 2009

Exhibit 1
External Communi-cations Global Strategy Apollo Global IR Operations Legal Human Resources Ombuds Corporate Development Financial Cappelli Edelstein Board